Exhibit 99.1

April 23, 2020
Limelight Networks Reports Financial Results for the First Quarter of 2020

•	Revenue of $57.0 million, up 32% year over year

•	GAAP basic EPS of $(0.04) and Non-GAAP EPS of break-even

•	Adjusted EBITDA of $5.6 million

•	Cash balance of $21.4 million on positive operating cash flow

•	CFO transition planned
Limelight Networks, Inc. (Nasdaq: LLNW) (Limelight), a leading provider of edge cloud services, today reported revenue of $57.0 million for the first quarter of 2020, up 32 percent, compared to $43.3 million in the first quarter of 2019. Year-over-year currency impact was negative by approximately $0.1 million.
Limelight reported a GAAP net loss of $5.3 million, or $(0.04) per basic share for the first quarter of 2020, compared to net loss of $8.6 million, or $(0.07) per basic share in the first quarter of 2019.
Non-GAAP net loss was $0.2 million or break-even per basic share for the first quarter of 2020, compared to a non-GAAP net loss of $5.1 million, or $(0.04) per basic share in the first quarter of 2019.
EBITDA was $0.5 million for the first quarter of 2020, compared to negative $4.1 million for the first quarter of 2019. Adjusted EBITDA was $5.6 million for the first quarter of 2020 compared to negative $0.6 million for the first quarter of 2019.
Limelight ended the first quarter with 616 employees and employee equivalents, up from 610 at the end of the fourth quarter of 2019, and up from 562 at the end of the first quarter of 2019.
Limelight also announced today that Sajid Malhotra, Chief Financial Officer, will assume the role of Chief Strategy Officer and will be responsible for Corporate Strategy, M&A, and Investor Relations. Dan Boncel, our Vice President Finance, Principal Accounting Officer will assume the role of Chief Financial Officer. Both changes will be effective July 1, 2020.
“We’re very pleased with Limelight’s financial and operational performance, which culminated in the highest first quarter revenue in the company’s history,” Robert Lento, Chief Executive Officer said. “We want to express our gratitude for the tireless commitment of our employees and continued support of our customers and shareholders in the face of unprecedented global disruption from the pandemic. We are truly grateful and fortunate that our business has not experienced the same devastating impact to date as many others. Our thoughts and well wishes go out to those so impacted.
"These trying times are spotlighting the critical role Limelight’s edge services fill in supporting continuity of business and keeping people digitally connected. There is momentum going into the second quarter, primarily driven by the increase of video-on-demand. Nevertheless, in the face of significant uncertainties related to the pandemic, including the absence of live sporting events, we are only increasing the low end of our previous revenue guidance. We remain committed and confident in meeting or exceeding Limelight’s financial goals for 2020 and beyond and delivering the best top-line growth in our history as a public company, as well as corresponding improvements to earnings and adjusted EBITDA.
”We are excited to have Sajid transition into his new role and congratulations to Dan who has demonstrated years of growth and achievement within Limelight.”
Based on current conditions, our full-year 2020 guidance is updated, and is as follows:

Exhibit 99.1

Limelight Networks, Inc.
2020 Guidance

	April 2020	January 2020	December 2019	Actual 2019
Revenue	$225 to $235 million	$223 to $235 million	$220 to $235 million	$200.6 million
GAAP Basic EPS	$(0.10) to break-even	$(0.10) to break-even	$(0.10) to break-even	$(0.14)
Non-GAAP EPS	Break-even to $0.10	Break-even to $0.10	Break-even to $0.10	$(0.02)
Adjusted EBITDA	$25 to $35 million	$25 to $35 million	$25 to $35 million	$18.1 million
Capital expenditures	$25 to $30 million	$25 to $30 million	$25 to $30 million	$34.7 million

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,421	$18,335
Accounts receivable, net	34,603	34,476
Income taxes receivable	76	82
Prepaid expenses and other current assets	11,205	9,920
Total current assets	67,305	62,813
Property and equipment, net	46,636	46,136
Operating lease right of use assets	12,084	12,842
Marketable securities, less current portion	40	40
Deferred income taxes	1,361	1,319
Goodwill	76,867	77,102
Other assets	8,721	9,117
Total assets	$213,014	$209,369
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,297	$12,020
Deferred revenue	726	976
Operating lease liability obligations	2,046	2,056
Income taxes payable	170	178
Other current liabilities	18,188	13,398
Total current liabilities	35,427	28,628
Operating lease liability obligations, less current portion	12,983	13,488
Deferred income taxes	262	239
Deferred revenue, less current portion	161	161
Other long-term liabilities	318	316
Total liabilities	49,151	42,832
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 119,642 and 118,368 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	120	118
Additional paid-in capital	534,205	530,285
Accumulated other comprehensive loss	(10,549)	(9,210)
Accumulated deficit	(359,913)	(354,656)
Total stockholders’ equity	163,863	166,537
Total liabilities and stockholders’ equity	$213,014	$209,369

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	Percent	March 31,	Percent
	2020	2019	Change	2019	Change
Revenue	$57,012	$60,129	(5)%	$43,280	32%
Cost of revenue:
Cost of services (1)	31,113	28,586	9%	22,941	36%
Depreciation — network	5,150	5,288	(3)%	4,317	19%
Total cost of revenue	36,263	33,874	7%	27,258	33%
Gross profit	20,749	26,255	(21)%	16,022	30%
Gross profit percentage	36.4%	43.7%		37.0%
Operating expenses:
General and administrative (1)	7,882	7,554	4%	7,535	5%
Sales and marketing (1)	11,894	10,399	14%	10,972	8%
Research and development (1)	5,618	5,459	3%	5,901	(5)%
Depreciation and amortization	341	328	4%	245	39%
Total operating expenses	25,735	23,740	8%	24,653	4%
Operating (loss) income	(4,986)	2,515	NM	(8,631)	NM
Other income (expense):
Interest expense	(10)	(45)	NM	(10)	NM
Interest income	25	25	NM	212	NM
Other, net	(110)	169	NM	(6)	NM
Total other income (expense)	(95)	149	NM	196	NM
(Loss) income before income taxes	(5,081)	2,664	NM	(8,435)	NM
Income tax expense	176	206	NM	124	NM
Net (loss) income	$(5,257)	$2,458	NM	$(8,559)	NM

Net (loss) income per share:
Basic	$(0.04)	$0.02		$(0.07)
Diluted	$(0.04)	$0.02		$(0.07)

Weighted average shares used in per share calculation:
Basic	118,964	117,603		114,410
Diluted	118,964	123,801		114,410

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Share-based compensation:
Cost of services	$763	$376	$411
General and administrative	2,241	1,858	2,094
Sales and marketing	1,228	597	484
Research and development	832	484	467
Total share-based compensation	$5,064	$3,315	$3,456

Depreciation and amortization:
Network-related depreciation	$5,150	$5,288	$4,317
Other depreciation and amortization	341	328	245
Total depreciation and amortization	$5,491	$5,616	$4,562

Net increase (decrease) in cash, cash equivalents and marketable securities:	$3,086	$285	$(11,825)

End of period statistics:
Approximate number of active customers	573	599	643

Number of employees and employee equivalents	616	610	562

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2020	2019	2019
Operating activities
Net (loss) income	$(5,257)	$2,458	$(8,559)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,491	5,616	4,562
Share-based compensation	5,064	3,315	3,456
Foreign currency remeasurement (gain) loss	(397)	79	10
Deferred income taxes	(44)	300	(51)
Gain on sale of property and equipment	—	—	(30)
Accounts receivable charges	158	519	257
Amortization of premium on marketable securities	—	1	12
Realized loss on marketable securities	—	9	—
Changes in operating assets and liabilities:
Accounts receivable	(285)	823	(3,720)
Prepaid expenses and other current assets	(1,433)	(324)	(474)
Income taxes receivable	3	(3)	(2)
Other assets	626	(1,547)	(1,737)
Accounts payable and other current liabilities	5,892	(2,383)	2,243
Deferred revenue	(250)	(232)	(297)
Income taxes payable	2	(143)	62
Payments related to litigation, net	—	—	(1,520)
Other long term liabilities	6	15	(175)
Net cash provided by (used in) operating activities	9,576	8,503	(5,963)
Investing activities
Purchases of marketable securities	—	—	(9,266)
Sale and maturities of marketable securities	—	3,211	12,224
Purchases of property and equipment	(6,863)	(10,480)	(5,018)
Proceeds from sale of property and equipment	—	—	29
Net cash used in investing activities	(6,863)	(7,269)	(2,031)
Financing activities
Payment of employee tax withholdings related to restricted stock vesting	(1,515)	(1,079)	(894)
Proceeds from employee stock plans	2,138	3,290	8
Net cash provided by (used in) financing activities	623	2,211	(886)
Effect of exchange rate changes on cash and cash equivalents	(250)	58	(4)
Net (decrease) increase in cash and cash equivalents	3,086	3,503	(8,884)
Cash and cash equivalents, beginning of period	18,335	14,832	25,383
Cash and cash equivalents, end of period	$21,421	$18,335	$16,499
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss) adjusted to exclude share-based compensation. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations,

Exhibit 99.1

excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended
	March 31, 2020		December 31, 2019		March 31, 2019
	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net (loss) income	$(5,257)	$(0.04)	$2,458	$0.02	$(8,559)	$(0.07)
Share-based compensation	5,064	0.04	3,315	0.03	3,456	0.03
Non-GAAP net income (loss)	$(193)	$—	$5,773	$0.05	$(5,103)	$(0.04)

Weighted average shares used in per share calculation:		118,964		117,603		114,410

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2019	2019	2019
U.S. GAAP net (loss) income	$(5,257)	$2,458	$(8,559)
Depreciation and amortization	5,491	5,616	4,562
Interest expense	10	45	10
Interest and other (income) expense	85	(194)	(206)
Income tax expense	176	206	124
EBITDA	$505	$8,131	$(4,069)
Share-based compensation	5,064	3,315	3,456
Adjusted EBITDA	$5,569	$11,446	$(613)
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast

Exhibit 99.1

live from http://www.limelight.com and a replay will be available following the call from the Limelight website
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of April 23, 2020, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks Inc., (NASDAQ: LLNW), a leading provider of digital content delivery, video, cloud security, and edge computing services, empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows. For more information, please visit www.limelight.com, follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2020 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ